
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from the unaudited March 31, 1995 Santa Fe Pacific Corporation and subsidiary companies consolidated financial statements and accompanying notes and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<MULTIPLIER> 1,000,000

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-1995
<PERIOD-END>                               MAR-31-1995
<CASH>                                              42
<SECURITIES>                                         0
<RECEIVABLES>                                       93
<ALLOWANCES>                                        24
<INVENTORY>                                        101
<CURRENT-ASSETS>                                   333
<PP&E>                                           6,330
<DEPRECIATION>                                   1,550
<TOTAL-ASSETS>                                   5,490
<CURRENT-LIABILITIES>                              800
<BONDS>                                          1,854
<COMMON>                                           190
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                                         324
<TOTAL-LIABILITY-AND-EQUITY>                     5,490
<SALES>                                              0
<TOTAL-REVENUES>                                   680
<CGS>                                                0
<TOTAL-COSTS>                                      576
<OTHER-EXPENSES>                                    23<F1>
<LOSS-PROVISION>                                     0<F2>
<INTEREST-EXPENSE>                                  39
<INCOME-PRETAX>                                     42
<INCOME-TAX>                                        20
<INCOME-CONTINUING>                                 22
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                   (24)
<CHANGES>                                            0
<NET-INCOME>                                       (2)
<EPS-PRIMARY>                                   (0.01)
<EPS-DILUTED>                                        0<F3>

<F1>Includes equity in earnings of Pipeline Partnership of $7 million and other income (expense) - net of ($30) million.
<F2>Provision for doubtful accounts included in costs and expenses applied to sales.
<F3>Not applicable.

